Ex-99. – (a)(17)

ARTICLES SUPPLEMENTARY

OF

PNC FUNDS, INC.

PNC FUNDS, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland and registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company has classified an additional Eight Hundred Million (800,000,000) shares of the Corporation’s authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class A Common Stock, of the par value of One Mill ($.001) per share, such that there now exists a total of Two Billion (2,000,000,000) shares of capital stock of the Company classified as Class A Common Stock and an additional Eight Hundred Million (800,000,000) shares of the Corporation’s authorized but unissued and unclassified shares of capital stock, of the par value of One Mill ($.001) per share, as Class B Common Stock, of the par value of One Mill ($.001) per share, such that there now exists a total of Two Billion (2,000,000,000) shares of capital stock of the Company classified as Class B Common Stock, pursuant to the following resolutions adopted by the Board of Directors of the Company at its regular meeting held on February 15, 2008:

RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article VI, Section 6.4, of the Company’s Charter, the Board hereby classifies an additional Eight Hundred Million (800,000,000) of the Company’s authorized but unissued and unclassified shares as Class A Common Stock (with an aggregate par value of Eight Hundred Thousand Dollars ($800,000);

FURTHER RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article VI, Section 6.4, of the Company’s Charter, the Board hereby classifies an additional Eight Hundred Million (800,000,000) of the Company’s authorized but unissued and unclassified shares as Class B Common Stock (with an aggregate par value of Eight Hundred Thousand Dollars ($800,000);

FURTHER RESOLVED, that each share of Class A and Class B Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications and terms and conditions of redemption as set forth in the Company’s Charter with respect to Class A and Class B Common Stock; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered to execute, seal, deliver and file any and all documents, instruments, papers and writings, including but not limited to filing Articles Supplementary with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advice of the Company’s counsel prior to filing said Articles Supplementary, in the name of the Company and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officer taking any such actions.

SECOND: The shares of capital stock of the Company classified pursuant to the resolutions of the Board of Directors set forth in Article FIRST have been classified by the Company’s Board of Directors under the authority contained in the Company’s Charter.

THIRD: The total number of shares of capital stock that the Company is authorized to issue is Twenty Billion (20,000,000,000) shares, of the par value of One Mill ($.001) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000), heretofore classified as follows:

Classification	Number of Shares Authorized
Class A	1,200,000,000
Class A – Special Series 1	500,000,000
Class A – Special Series 3	500,000,000
Class B	1,200,000,000
Class B – Special Series 1	500,000,000
Class B – Special Series 3	500,000,000
Class C	600,000,000
Class C – Special Series 1	500,000,000
Class C – Special Series 3	500,000,000
Class E	500,000,000
Class E – Special Series 1	100,000,000
Class E – Special Series 3	100,000,000
Class F	500,000,000
Class F – Special Series 1	100,000,000
Class F – Special Series 3	100,000,000
Class G	400,000,000
Class G – Special Series 1	100,000,000
Class G – Special Series 3	100,000,000
Class H	400,000,000
Class H – Special Series 1	100,000,000
Class H – Special Series 3	100,000,000

Class J	400,000,000
Class J – Special Series 1	100,000,000
Class J – Special Series 3	100,000,000
Class K	400,000,000
Class K – Special Series 1	100,000,000
Class K – Special Series 3	100,000,000
Class L	400,000,000
Class L – Special Series 1	100,000,000
Class L – Special Series 3	100,000,000
Class M	400,000,000
Class M – Special Series 1	100,000,000
Class M – Special Series 3	100,000,000
Class N	400,000,000
Class N – Special Series 1	100,000,000
Class N – Special Series 3	100,000,000
Class O	400,000,000
Class O – Special Series 1	100,000,000
Class O – Special Series 3	100,000,000
Class P	400,000,000
Class P – Special Series 1	100,000,000
Class P – Special Series 3	100,000,000
Unclassified	7,200,000,000

20,000,000,000

FOURTH: The total number of shares of capital stock that the Company is authorized to issue is Twenty Billion (20,000,000,000) shares, of the par value of One Mill ($.001) per share and of the aggregate par value of Twenty Million Dollars ($20,000,000), and which upon these Articles Supplementary becoming effective, will be classified as follows:

Classification	Number of Shares Authorized
Class A	2,000,000,000
Class A – Special Series 1	500,000,000
Class A – Special Series 3	500,000,000
Class B	2,000,000,000
Class B – Special Series 1	500,000,000
Class B – Special Series 3	500,000,000
Class C	600,000,000
Class C – Special Series 1	500,000,000
Class C – Special Series 3	500,000,000
Class E	500,000,000
Class E – Special Series 1	100,000,000
Class E – Special Series 3	100,000,000

Class F	500,000,000
Class F – Special Series 1	100,000,000
Class F – Special Series 3	100,000,000
Class G	400,000,000
Class G – Special Series 1	100,000,000
Class G – Special Series 3	100,000,000
Class H	400,000,000
Class H – Special Series 1	100,000,000
Class H – Special Series 3	100,000,000
Class J	400,000,000
Class J – Special Series 1	100,000,000
Class J – Special Series 3	100,000,000
Class K	400,000,000
Class K – Special Series 1	100,000,000
Class K – Special Series 3	100,000,000
Class L	400,000,000
Class L – Special Series 1	100,000,000
Class L – Special Series 3	100,000,000
Class M	400,000,000
Class M – Special Series 1	100,000,000
Class M – Special Series 3	100,000,000
Class N	400,000,000
Class N – Special Series 1	100,000,000
Class N – Special Series 3	100,000,000
Class O	400,000,000
Class O – Special Series 1	100,000,000
Class O – Special Series 3	100,000,000
Class P	400,000,000
Class P – Special Series 1	100,000,000
Class P – Special Series 3	100,000,000
Unclassified	5,600,000,000

20,000,000,000

IN WITNESS WHEREOF, PNC FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 15th day of February, 2008.

PNC FUNDS, INC.

By:	/s/ Kevin A. McCreadie
Kevin A. McCreadie
President

Witness:

/s/ Jennifer E. Vollmer
Jennifer E. Vollmer
Secretary

CERTIFICATE

THE UNDERSIGNED, President of PNC FUNDS, INC., who executed on behalf of said Company the attached Articles Supplementary of said Company, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the attached Articles Supplementary to be the corporate act of said Company, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all materials respects, under the penalties for perjury.

Dated: February 15, 2008	/s/ Kevin A. McCreadie
Kevin A. McCreadie
President